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                                                                EXHIBIT (99)(b)

PROXY                    PHYSICIANS PROTECTIVE TRUST FUND                  PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    FOR THE SPECIAL MEETING OF MEMBERS TO BE HELD ON FRIDAY, JUNE 5, 1998

         The Member executing this Proxy appoints Eliot H. Berg, M.D., Steven L. Salman and Edward S. Truppman, M.D., and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Member and to vote and act with respect to all indemnity agreements of Physicians Protective Trust Fund ("PPTF") that the Member would be entitled to vote on all matters which come before the Special Meeting of Members of PPTF referred to above
(the "PPTF Special Meeting") and at any adjournment(s) or postponement(s) of the PPTF Special Meeting. The affirmative vote of a majority of the votes represented at the PPTF Special Meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against any proposal will be voted in favor of adjournment or postponement to solicit further proxies for such proposal.


                     PLEASE MARK, SIGN AND DATE THIS PROXY.
   RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE



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1.       Approval and adoption of the First Amended and Restated Agreement and
         Plan of Merger dated as of October 3, 1997, as amended (the "Merger Agreement"), among Professionals Insurance Company Management Group, ("Professionals Group"), PICOM Insurance Company and PPTF, and all of the transactions contemplated by the Merger Agreement (including, without limitation, the issuance of shares of common stock, no par value per share, of Professionals Group ("Professionals Group Common Stock") to eligible members of PPTF).

         YOUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

              [ ] FOR                [ ]  AGAINST                [ ]  ABSTAIN

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF PPTF. IF THIS PROXY IS PROPERLY EXECUTED, THE PPTF POLICIES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH PPTF POLICIES WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND ALL OF THE TRANSACTIONS CONTEMPLATED THEREBY. THE PPTF POLICIES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE PPTF SPECIAL MEETING.

             The undersigned Member hereby (i) revokes any and all proxies previously executed with respect to the PPTF Special Meeting, and (ii) acknowledges receipt of the Notice and Joint Proxy Statement/Prospectus for the PPTF Special Meeting.


                               Signature(s)
                                           -------------------------------------

                               -------------------------------------------------
                               Please sign exactly as name appears on this proxy. When Indemnity Agreements are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


                              MEMBER RECORD CARD

IMPORTANT INFORMATION ABOUT YOUR MERGER CONSIDERATION

Provided the First Amended and Restated Agreement and Plan of Merger dated October 3, 1997, as amended, is approved and adopted by the Members of PPTF and the stockholders of Professionals Group, and the conditions set forth therein are satisfied or waived, our records indicate that you will be eligible to receive merger consideration in the form (i) a number of shares of Professionals Group Common Stock and (ii) cash in lieu of fractional shares.

The actual number of shares of Professionals Group Common Stock allocated to you may vary from the number shown at the end of the next sentence and will depend on several important factors that cannot be determined until immediately prior to the consummation of the transactions contemplated by the Merger Agreement. Our records indicate that the number of shares of Professionals Group Common Stock to be allocated to you upon consummation of the transactions contemplated by the Merger Agreement is approximately:


Details of the Merger Agreement's provisions regarding the amount and form of merger consideration are set forth in the accompanying Joint Proxy Statement/Prospectus.

If you have any questions regarding the Merger Agreement, or the provisions thereof or the transactions contemplated thereby, or the merger consideration to be allocated to you, please call 1-800-566-9061.



Dated:            , 1998
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                          TAXPAYER IDENTIFICATION CARD

CONTROL NUMBER

Please SIGN AND RETURN THIS CARD EVEN IF THE TAXPAYER IDENTIFICATION NUMBER* SHOWN BELOW IS CORRECT. If you do not return the card, you may be subject to a $50 Internal Revenue Service penalty and we may be required to withhold and pay to the IRS 31% of any cash payment to which you may be entitled.

*For individuals, your taxpayer identification number is your social security number. For other entities, it is your employer identification number.

         ALL PERSONS ARE REQUIRED TO SIGN AND RETURN THIS CERTIFICATION

PLEASE FOLLOW DIRECTIONS CAREFULLY: FAILURE TO COMPLETE THIS FORM CORRECTLY MAY RESULT IN A BACKUP WITHHOLDING TAX OF 31%. PLEASE SIGN AND DATE TO INSURE IMMEDIATE PROCESSING. PRINT CLEARLY THE NUMERALS OF YOUR TAXPAYER I.D. NUMBER IN THE EMPTY BOXES PROVIDED IN THE RED AREA BELOW. THEN FILL IN COMPLETELY THE CORRESPONDING BOXES IN INK AS SHOWN (*).

IS THIS YOUR CORRECT TAXPAYER              IF NO, PLEASE CORRECT IN THE
  IDENTIFICATION NUMBER       [        ]        SPACE PROVIDED         [       ]


Certification - Under penalties of perjury, I certify that 1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and 2) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding. [Cross out item 2 if you are subject to backup witholding.]


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SIGNATURE OF TAXPAYER                                        DATE